EXHIBIT 99.1

GE Focuses Portfolio for Growth and Shareholder Value Creation

•	Company to focus on Aviation, Power and Renewable Energy

•	Healthcare to become standalone company; GE expects to monetize 20% and distribute remaining 80% of GE Healthcare to shareholders tax-free

•	Plans to fully separate Baker Hughes, a GE company (BHGE)

•	Strengthening the balance sheet: Clear path to reduce debt by $25 billion, achieve Industrial net debt to EBITDA of less than 2.5x by 2020 and further de-risking GE Capital

•	Businesses as center of gravity: Leaner corporate structure with $500+ million in savings

•	Plans to maintain current quarterly dividend through completion of Healthcare separation

•	Larry Culp to succeed Jack Brennan as lead director

•	Company to host a call with investors at 8:30 am ET

BOSTON – 26 June 2018: GE (NYSE: GE) today announced the results of its strategic review. GE will focus on Aviation, Power and Renewable Energy, creating a simpler, stronger, leading high-tech Industrial company. In addition to the pending combination of its Transportation business with Wabtec, GE plans to separate GE Healthcare into a standalone company, pursue an orderly separation from BHGE over the next two to three years, make its corporate structure leaner and substantially reduce debt. GE’s Board of Directors unanimously approved the plans announced today.

John Flannery, chairman and CEO of GE, said, “Today marks an important milestone in GE’s history. We are aggressively driving forward as an aviation, power and renewable energy company—three highly complementary businesses poised for future growth. We will continue to improve our operations and balance sheet as we make GE simpler and stronger.”

Flannery continued, “GE Healthcare and BHGE are excellent examples of GE at its best—anticipating customer needs, breaking barriers through innovation, and delivering life-changing products and services. Today’s actions unlock both a pure-play healthcare company and a tier-one oil and gas servicing and equipment player. We are confident that positioning GE Healthcare and BHGE outside of GE’s current structure is best not only for GE and its owners, but also for these businesses, which will strengthen their market-leading positions and enhance their ability to invest for the future, while carrying the spirit of GE forward.”

GE of the Future

GE will be a focused high-tech industrial company that will be easier for investors to follow and measure with a significantly improved balance sheet to support its remaining businesses:

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GE Aviation continues to be a leader in the aviation industry. GE technology powers two out of every three commercial departures around the world, and GE’s global installed base includes more than 65,000 engines.

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GE’s energy strategy, driven by GE Power and GE Renewable Energy, is based on offering a full range of energy solutions across the electricity value chain that bring affordable, reliable, efficient energy to businesses and consumers. GE powers more than one-third of the world’s electricity and has a valuable installed base of approximately 7,000 gas turbines, with a track record of increasing productivity.

•	GE will continue to invest for the future and lead in innovative technologies like additive manufacturing and digital to lead the next wave of industrial productivity.

GE is making fundamental changes to how it will run the company. The new GE Operating System will result in a smaller corporate headquarters focused primarily on strategy, capital allocation, talent and governance. It will result in better execution, increased speed and is expected to generate at least $500 million in corporate savings by the end of 2020. Under the new GE Operating System, most resources and services traditionally held at the headquarters level will be realigned to the businesses.

GE is targeting an Industrial net debt-to-EBITDA ratio of less than 2.5 times and a long-term A credit rating. GE also plans to reduce Industrial net debt by approximately $25 billion by 2020 and maintain more than $15 billion of cash on the balance sheet.

GE expects to maintain its current quarterly dividend, subject to Board approval, until GE Healthcare is established as an independent entity. At that time, the new GE Healthcare Board of Directors will determine GE Healthcare’s dividend policy, which GE expects to reflect healthcare industry practices. Also at that time, the GE Board expects to adjust the GE dividend with a target dividend policy in line with industrial peers.

Creating GE Healthcare as a Standalone, Pure-Play Company

Kieran Murphy, president and CEO of GE Healthcare, will continue to lead GE Healthcare as a standalone company, maintaining the GE brand.

“GE Healthcare’s vision is to drive more individualized, precise and effective patient outcomes. As an independent global healthcare business, we will have greater flexibility to pursue future growth opportunities, react quickly to changes in the industry and invest in innovation. We will build on strong customer demand for integrated precision health solutions and great technology with digital and analytics capabilities as we enter our next chapter,” said Mr. Murphy.

Flannery added, “GE Healthcare is an industry leader with financial strength, global scale and cutting-edge technology. Our talented Healthcare team will continue delivering precision health solutions, building on our heritage of technology innovation that delivers patient outcomes.”

GE Healthcare recorded over $19 billion in revenues in 2017 and posted five percent revenue growth and nine percent segment profit growth in the same year. The business provides medical imaging (including contrast agents), monitoring, biomanufacturing and cell therapy technology, leveraging deep digital, artificial intelligence and data analytics capabilities.  Its products and services are valued by customers in 140 countries around the world.

GE expects to generate cash from the disposition of approximately 20% of its interest in the Healthcare business and to distribute the remaining 80% to GE shareholders through a tax-free distribution. The structure, sequence and timing of these transactions will be determined and announced at a later date, but are expected to be completed over the next 12 to 18 months. GE Healthcare will conduct business as usual throughout this process, continuing to serve its partners and customers.

BHGE

GE plans to fully separate its 62.5% interest in BHGE in an orderly manner over the next two to three years. BHGE’s full stream offering brings together equipment, services and digital solutions to help its customers be more productive—a unique and powerful value proposition in a changing market. The separation will provide BHGE with enhanced agility and the ability to focus on leading in the oil and gas industry.

GE Capital

GE continues to work to make GE Capital smaller and more focused on supporting its core industrial businesses. The company intends to materially shrink the balance sheet of GE Capital targeting sales of $25 billion in energy and industrial finance assets by 2020. The company is assuming an approximately $3 billion capital contribution to GE Capital in 2019. In addition, the company is actively exploring options to reduce its insurance exposure.

Lead Director Transition

GE also announced that the Board’s independent directors have completed the previously announced lead director transition, electing Larry Culp, former CEO of Danaher, to succeed Jack Brennan, who is completing his last term on the Board. The change is effective today. Mr. Culp will also chair the Board’s Management Development and Compensation Committee. He joined the GE Board as an independent director earlier this year.

Flannery said, “As lead director, Jack has been an incredibly valuable partner and advisor to GE through economic cycles, changes to our business and our most recent leadership transition. I would like to thank him for his advice and stewardship through a period of significant change for GE. He has been especially helpful over the last year as we have conducted our review of the company and developed our plan to position GE for the future.”

Flannery added, “Larry’s track record on strategy development and execution, capital allocation and talent make him well suited to take on this role. I appreciate his clarity, transparency and business-first philosophy, and I believe his leadership will be invaluable to GE as we enter our next chapter.”

Simpler, Stronger GE

Today’s announcements follow a series of changes GE has made in the past year. With the announced sales of Distributed Power, Industrial Solutions, and Value-Based Care, and pending combination of its Transportation business with Wabtec, GE’s $20 billion divestiture target is substantially complete.

Flannery concluded, “GE’s mission and technology change the lives of billions of people around the world. We will now move forward with purpose to make our company simpler and stronger and accelerate growth across our businesses. I’m confident that today’s actions, in conjunction with other changes we have already made, will produce improved operating results and increased shareholder value going forward. We are focused on executing the strategy and implementing the structure we’ve laid out today to position our businesses for future growth.”

Conference Call and Webcast

The Company has scheduled an investor conference call to discuss today’s announcement. The call will begin today at 8:30 a.m. Eastern time, the content of which is not part of this press release. A slide presentation providing summary financial and statistical information that will be discussed on the call will also be posted to the Company’s website and available for real-time viewing at ge.com/investor. The conference call will be broadcast live via a webcast and can be accessed by visiting the Events and Reports page on the Company’s website at: ge.com/investor. An archived version of the webcast will be available on the website after the call.

Forward-Looking Statements

This document contains "forward-looking statements"—that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “preliminary,” or “range.”

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about plans to maintain the GE dividend; plans to separate GE Healthcare as a standalone company, including the timing and structure for that separation, the characteristics of the business to be separated and the expected benefits to GE; plans to divest our equity ownership position in Baker Hughes, a GE company (BHGE) and the expected benefits to GE; debt repayment plans; the benefits of the new GE Operating System; divestiture proceeds expectations; GE and GE Capital liquidity; revenues; future corporate performance; and leverage targets.

For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

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our success in executing and completing, including obtaining regulatory approvals and satisfying other closing conditions for, GE Industrial and GE Capital business or asset dispositions or other announced transactions, including our planned separation or disposition of GE Healthcare, GE Transportation and BHGE, the sale price, timing, and anticipated proceeds from those or other dispositions and potential trailing liabilities;

•	GE’s liquidity and the amount and timing of our GE Industrial cash flows and earnings, which may be impacted by customer, competitive, contractual and other dynamics and conditions;

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our capital allocation plans, as such plans may change including with respect to the timing and amount of GE dividends, organic investments, including research and development, investments in Digital and capital expenditures, the repayment or migration of our outstanding debt obligations, pension funding contributions, acquisitions, joint ventures and other strategic actions;

•	our ability to maintain our current short- and long-term credit ratings and the impact on our funding costs and competitive position if we do not do so;

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customer actions or market developments such as reduced demand for equipment and services and other challenges in our Power business, other shifts in the competitive landscape for our products and services, changes in economic conditions, including oil prices, early aircraft retirements and other factors that may affect the level of demand and financial performance of the major industries and customers we serve;

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changes in law, economic and financial conditions, including the effect of enactment of U.S. tax reform or other tax law changes, trade policy and tariffs, interest and exchange rate volatility, commodity and equity prices and the value of financial assets;

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GE Capital's capital and liquidity needs, including in connection with GE Capital’s run-off insurance operations, the impact of conditions in the financial and credit markets on GE Capital's ability to sell financial assets, GE Capital’s leverage and credit ratings, the availability and cost of GE Capital funding and GE Capital's exposure to counterparties;

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pending and future mortgage loan repurchase claims, other litigation claims and the U.S. Department of Justice's investigation under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and other investigations in connection with WMC, which may affect our estimates of liability, including possible loss estimates;

•	our ability to launch new products in a cost-effective manner;

•	our ability to increase margins through implementation of the new GE Operating System, restructuring and other cost reduction measures;

•	our ability to convert pre-order commitments/wins into orders/bookings;

•	the price we realize on orders/bookings since commitments/wins are stated at list prices;

•	the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of WMC, Alstom, SEC and other investigative and legal proceedings;

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our success in integrating acquired businesses and operating joint ventures, and our ability to realize revenue and cost synergies from announced transactions, acquired businesses and joint ventures, including Alstom and BHGE;

•	the impact of potential product safety failures and related reputational effects;

•	the impact of potential information technology, cybersecurity or data security breaches;

•	the other factors that are described in "Forward-Looking Statements" in BHGE’s most recent earnings release or SEC filings; and

•	the other factors that are described in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Non-GAAP Financial Measures

In this document, we sometimes use information derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. The non-GAAP financial measures we use in this document include Industrial net debt and the ratio of Industrial net debt to EBITDA. We cannot provide an equivalent GAAP guidance range for our Industrial net debt to EBITDA targets, which are calculated based on rating agency methodologies, without unreasonable effort. Industrial net debt reflects the total of gross debt, after-tax pension contributions, adjustments for operating lease obligations, and adjustments for 50% of preferred stock, less 75% of GE’s cash balance. There is significant uncertainty on the timing and amount of events that could give rise to items included in the determination of this metric, including the timing of pension funding, proceeds from dispositions, and the impact of interest rates on our pension assets and liabilities. EBITDA excludes Oil & Gas EBITDA, but it includes the BHGE dividend, and it also excludes other income, non-operating benefits costs, and adjustments for operating lease income or cost. There is significant uncertainty on the timing and amount of events that could give rise to items included in the determination of this metric, including the timing and magnitude of restructuring activities and the timing of dispositions.

About GE

GE (NYSE:GE) drives the world forward by tackling its biggest challenges: Energy, health, transportation—the essentials of modern life. By combining world-class engineering with software and analytics, GE helps the world work more efficiently, reliably, and safely. For more than 125 years, GE has invented the future of industry, and today it leads new paradigms in additive manufacturing, materials science, and data analytics. GE people are global, diverse and dedicated, operating with the highest integrity and passion to fulfill GE’s mission and deliver for our customers. www.ge.com

GE Investor Contact:
Matt Cribbins, 617.443.3400
matthewg.cribbins@ge.com

GE Media Contact:
Jennifer Erickson, 646.682.5620
jennifer.erickson@ge.com